Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	October 26, 2022

Valmont Reports Third Quarter 2022 Results

Record Sales and Earnings Reflect Continued Strong Demand Across Infrastructure and Agriculture Markets

Providing Preliminary Sales and Earnings Per Share Guidance for 2023

Omaha, NE - Valmont Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today reported financial results for the third quarter ended September 24, 2022.

Third Quarter 2022 Highlights (all metrics compared to Third Quarter 2021 unless otherwise noted)

●	Record Third Quarter Net Sales of $1.1 billion increased 26.3%

●	Operating Income increased 44.3% to $110.0 million, or 10.0% of net sales (increased 41.9% to $114.1 million or 10.4% adjusted1) compared to $76.2 million or 8.8% of net sales ($80.4 million or 9.3% adjusted1)

●	Record Third Quarter Diluted Earnings per Share (EPS) of $3.34 ($3.49 adjusted1) compared to $2.40 ($2.57 adjusted1)
●	Generated strong third quarter operating cash flows of $116 million driven by better overall working capital management including a reduction in inventory compared to second quarter 2022

●	Record backlog of $2.0 billion, an increase of 25.4% or $412 million since the end of fiscal 2021 and sequentially higher due to continued strong market demand across the portfolio
●	Returned $22.4 million to shareholders through dividends and share repurchases

1 Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

Third Quarter 2022	GAAP			Adjusted[1]
(000's except per share amounts)	09/24/2022	09/25/2021		09/24/2022	09/25/2021
	Q3 2022	Q3 2021	vs. Q3 2021	Q3 2022	Q3 2021	vs. Q3 2021
Net Sales	$1,097,382	$868,782	26.3%	$1,097,382	$868,782	26.3%
Operating Income	109,972	76,195	44.3%	114,147	80,433	41.9%
Operating Income as a % of Net Sales	10.0%	8.8%		10.4%	9.3%
Net Earnings	72,112	51,650	39.6%	75,313	55,284	36.2%
Diluted Earnings Per Share	$3.34	$2.40	39.2%	$3.49	$2.57	35.8%
Average Shares Outstanding	21,605	21,552		21,605	21,552

YTD 2022	GAAP			Adjusted[1]
(000's except per share amounts)	09/24/2022	09/25/2021		09/24/2022	09/25/2021
	FY 2022	FY 2021	vs. FY 2021	FY 2022	FY 2021	vs. FY 2021
Net Sales	$3,213,734	$2,538,297	26.6%	$3,213,734	$2,538,297	26.6%
Operating Income	323,533	236,031	37.1%	335,991	248,494	35.2%
Operating Income as a % of Net Sales	10.1%	9.3%		10.5%	9.8%
Net Earnings	210,531	168,774	24.7%	220,883	176,060	25.5%
Diluted Earnings Per Share	$9.77	$7.86	24.3%	$10.25	$8.20	25.0%
Average Shares Outstanding	21,546	21,483		21,546	21,483

“I am extremely pleased with the outstanding performance and record results delivered by the entire Valmont team this quarter,” said Stephen G. Kaniewski, President and Chief Executive Officer. “We continue to see strong demand globally for our products and solutions across infrastructure and agriculture markets. Broad-based infrastructure market strength is being driven by continued investments in grid resiliency and upgrades to aging infrastructure, ongoing demand for renewable power and clean energy solutions and the 5G network transition. Agriculture markets remain extremely favorable, as elevated commodity prices are being driven by tighter global grain supplies, ongoing demand for increased food production and a heightened focus on food security concerns. The typical seasonal decline in third quarter North America agriculture sales was less pronounced this year due to ongoing delivery of backlog and strong demand throughout the quarter. Despite continued challenges of inflation and supply chain volatility, we delivered record third quarter earnings per share as our team continues to live our core values of passion, integrity, and continuous improvement, with an unwavering focus on delivering results. Across our global portfolio we remain committed to the execution of our growth strategy while also improving profitability and delivering long-term value for our shareholders.”

Third Quarter 2022 Segment Review

Infrastructure (70.5% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve metal products

Sales of $778.4 million grew 22.7% year-over-year with double-digit sales growth across all product lines, net of 2.3% unfavorable foreign currency translation impacts. Higher sales were driven by favorable pricing globally, primarily in the Transmission, Distribution and Substation (TD&S), Lighting and Transportation (L&T), and Telecommunications product lines, higher volumes, notably in the Renewable Energy product line, and sales from the ConcealFab acquisition.

Operating Income improved to $93.6 million or 12.1% of net sales compared to $71.4 million or 11.3% in 2021, driven by favorable pricing and higher volumes.

1 Please see Reg G reconciliation to GAAP measures at end of document

Agriculture (29.5% of Net Sales)

Center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products; advanced technology solutions for precision agriculture

Sales of $327.3 million increased 36.2% year-over-year, with sales growth across North America and International markets, led by higher average selling prices of irrigation equipment and higher volumes, partially offset by lower project sales to Egypt. In Brazil, sales nearly doubled year-over-year, demonstrating continued robust market demand for irrigation equipment and ag solar products.

Operating Income improved to $43.3 million, or 13.3% of net sales ($47.4 million or 14.6% adjusted1) compared to $27.7 million or 11.7% of net sales ($32.0 million or 13.5% adjusted1) in 2021. The benefit of higher average selling prices and additional volume leverage was partially offset by higher SG&A, including incremental R&D expense for technology investments.

Balance Sheet, Liquidity and Capital Allocation

The Company generated year-to-date operating cash flows of $184 million through strong earnings and managing working capital while supporting strong revenue growth. At the end of the third quarter, cash and cash equivalents were $166 million. Valmont purchased approximately $11 million of company stock in the third quarter and approximately $101 million remains on the current authorization with no expiration.

Updating Full Year 2022 Financial Outlook and Key Assumptions and Providing 2023 Indications

The Company is updating its 2022 full-year net sales and diluted earnings per share outlook that were communicated last quarter and providing updated key assumptions for the year.

2022 Full Year Financial Outlook	Previous Outlook	Revised Outlook
Net Sales Growth (vs. PY)	20% to 21%	~ 22%
GAAP Diluted EPS[1]	$12.90 to $13.30	$12.95 to $13.30
Adjusted Diluted EPS[1]	$13.60 to $14.00	$13.65 to $14.00
Tax Rate	~ 27.5%	~ 27.5%
FX Translation Impact on Net Sales	~ (2.0%)	~ (2.0%)
Capital Expenditures	$110 to $120 million	$95 to $105 million

●	Revised net sales growth to reflect third quarter 2022 results
●	Revised Diluted EPS to reflect expected mix of earnings and timing of project deliveries
●	Capital expenditures now expected to be in the range of $95 - $105 million due to extended machinery lead times
●	Providing indicative guidance for 2023 of net sales growth in the range of 6% to 9% and diluted EPS growth in the range of 11% to 15%

Kaniewski continued, “The strong market drivers we are seeing across our businesses, our continued track record of execution and a record backlog of ~$2 billion, give us confidence going forward. The long-term need for critical infrastructure investment globally, including current and future stimulus programs, are driving sustainable demand across our Infrastructure businesses. Favorable agriculture market trends across global markets and a strong international project pipeline are providing momentum for our Agriculture business well into next year.”

Added Kaniewski, "Looking ahead to 2023, we believe favorable market conditions and strong demand will continue, and our robust backlog and ongoing pricing strategies across the portfolio give us confidence in revenue and profitability growth next year. In 2023, we expect sales growth of 6% to 9% and earnings per share growth of 11% to 15%. Through our diversified business portfolio, return on invested capital focus, and

1 Please see Reg G reconciliation to GAAP measures at end of document organizational emphasis on ESG principles, we are in a position of strength with a talented team who are driven by our core values to deliver results for our customers and our stakeholders. We remain focused on what we can control: leveraging our business model and Valmont team to deliver innovative products and solutions to our customers, advancing operational excellence, and executing on strategic initiatives that drive sustainable, profitable growth. Additionally, our balance sheet remains strong, giving us flexibility to execute our long-term strategic plan.”

A live audio discussion with Stephen G. Kaniewski, President and Chief Executive Officer, and Avner M. Applbaum, Executive Vice President and Chief Financial Officer, will be accessible by telephone on Thursday, October 27, 2022 at 8:00 a.m. CDT by dialing 1-877-407-6184 or 1-201-389-0877 (no Conference ID needed), or via webcast by pointing browsers to this link: Valmont Industries 3Q 2022 Earnings Conference Call. A slide presentation will simultaneously be available for download on the Investors page of valmont.com. A replay of the event can be accessed three hours after the call at the above link or by telephone at 1-877-660-6853 or 1-201-612-7415. Please use access code 13733566. The replay will be available through 10:59 p.m. CDT on November 03, 2022.

About Valmont Industries, Inc.

For over 75 years, Valmont® has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

###

1 Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands, except per share amounts)

(unaudited)

	Third Quarter		Year-to-Date
	13 Weeks Ended		39 Weeks Ended
	09/24/2022	09/25/2021	09/24/2022	09/25/2021
Net sales	$1,097,382	$868,782	$3,213,734	$2,538,297
Cost of sales	811,904	641,378	2,386,469	1,876,692
Gross profit	285,478	227,404	827,265	661,605
Selling, general and administrative expenses	175,506	151,209	503,732	425,574
Operating income	109,972	76,195	323,533	236,031
Other income (expense)
Interest expense	(11,629)	(11,031)	(34,278)	(31,466)
Interest income	507	397	1,019	894
Gain (loss) on investments (unrealized)	(901)	488	(4,306)	1,556
Other	2,822	2,644	8,537	10,297
Other income (expense), net	(9,201)	(7,502)	(29,028)	(18,719)
Earnings before income taxes	100,771	68,693	294,505	217,312
Income tax expense	27,823	16,080	80,531	46,322
Equity in loss of nonconsolidated subsidiaries	(18)	(360)	(931)	(1,079)
Net earnings	72,930	52,253	213,043	169,911
Less: earnings attributable to non-controlling interests	(818)	(603)	(2,512)	(1,137)
Net earnings attributable to Valmont Industries, Inc.	$72,112	$51,650	$210,531	$168,774

Average shares outstanding (000's) - Basic	21,332	21,175	21,308	21,182
Earnings per share - Basic	$3.38	$2.44	$9.88	$7.97

Average shares outstanding (000's) - Diluted	21,605	21,552	21,546	21,483
Earnings per share - Diluted	$3.34	$2.40	$9.77	$7.86

Cash dividends per share	$0.55	$0.50	$1.65	$1.50

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Third Quarter		Year-to-Date
	13 Weeks Ended		39 Weeks Ended
	09/24/2022	09/25/2021	09/24/2022	09/25/2021
Net sales
Infrastructure	$778,353	$634,283	$2,224,029	$1,801,533
Agriculture	327,261	240,331	1,011,606	751,960
Total	1,105,614	874,614	3,235,635	2,553,493
Less: Intersegment sales	(8,232)	(5,832)	(21,901)	(15,196)
Total	$1,097,382	$868,782	$3,213,734	$2,538,297

Operating Income
Infrastructure	$93,572	$71,422	$255,722	$187,421
Agriculture	43,258	27,735	138,779	108,467
Corporate	(26,858)	(22,962)	(70,968)	(59,857)
Total	$109,972	$76,195	$323,533	$236,031

Valmont has aggregated its business segments into two global reportable segments as follows.

Infrastructure:  This segment consists of the manufacture and distribution of products and solutions to serve infrastructure markets of utility, renewable energy, lighting, transportation and telecommunications, and coatings services to preserve metal products.

Agriculture:  This segment consists of the manufacture of center pivot and linear irrigation equipment for agricultural markets, including parts and tubular products, and advanced technology solutions for precision agriculture.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended September 24, 2022
			Intersegment
	Infrastructure	Agriculture	Sales	Consolidated
Geographical market:
North America	$579,628	$178,626	$(7,114)	$751,140
International	198,725	148,635	(1,118)	346,242
Total	$778,353	$327,261	$(8,232)	$1,097,382

Product line:
Transmission, Distribution and Substation	$304,781	$—	$—	$304,781
Lighting and Transportation	241,590	—	—	241,590
Coatings	91,969	—	(3,994)	87,975
Telecommunications	92,830	—	—	92,830
Renewable Energy	47,183	—	(1,118)	46,065
Irrigation Equipment and Parts,
excluding Technology	—	303,003	(3,120)	299,883
Technology Products and Services	—	24,258	—	24,258
Total	$778,353	$327,261	$(8,232)	$1,097,382

	Thirteen weeks ended September 25, 2021
			Intersegment
	Infrastructure	Agriculture	Sales	Consolidated
Geographical market:
North America	$439,610	$116,308	$(5,832)	$550,086
International	194,673	124,023	—	318,696
Total	$634,283	$240,331	$(5,832)	$868,782

Product line:
Transmission, Distribution and Substation	$239,572	$—	$—	$239,572
Lighting and Transportation	217,962	—	—	217,962
Coatings	76,761	—	(1,826)	74,935
Telecommunications	63,088	—	—	63,088
Renewable Energy	36,900	—	—	36,900
Irrigation Equipment and Parts,
excluding Technology	—	218,892	(4,006)	214,886
Technology Products and Services	—	21,439	—	21,439
Total	$634,283	$240,331	$(5,832)	$868,782

	Thirty-nine weeks ended September 24, 2022
			Intersegment
	Infrastructure	Agriculture	Sales	Consolidated
Geographical market:
North America	$1,645,472	$564,369	$(20,316)	$2,189,525
International	578,557	447,237	(1,585)	1,024,209
Total	$2,224,029	$1,011,606	$(21,901)	$3,213,734

Product line:
Transmission, Distribution and Substation	$882,216	$—	$—	$882,216
Lighting and Transportation	701,009	—	—	701,009
Coatings	264,266	—	(11,295)	252,971
Telecommunications	232,765	—	—	232,765
Renewable Energy	143,773	—	(1,118)	142,655
Irrigation Equipment and Parts,
excluding Technology	—	928,622	(9,488)	919,134
Technology Products and Services	—	82,984	—	82,984
Total	$2,224,029	$1,011,606	$(21,901)	$3,213,734

	Thirty-nine weeks ended September 25, 2021
			Intersegment
	Infrastructure	Agriculture	Sales	Consolidated
Geographical market:
North America	$1,246,512	$395,096	$(15,196)	$1,626,412
International	555,021	356,864	—	911,885
Total	$1,801,533	$751,960	$(15,196)	$2,538,297

Product line:
Transmission, Distribution and Substation	$668,474	$—	$—	$668,474
Lighting and Transportation	609,725	—	—	609,725
Coatings	231,900	—	(7,823)	224,077
Telecommunications	162,830	—	—	162,830
Renewable Energy	128,604	—	—	128,604
Irrigation Equipment and Parts,
excluding Technology	—	679,600	(7,373)	672,227
Technology Products and Services	—	72,360	—	72,360
Total	$1,801,533	$751,960	$(15,196)	$2,538,297

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	09/24/2022	12/25/2021
ASSETS
Current assets:
Cash and cash equivalents	$166,221	$177,232
Accounts receivable, net	614,411	571,593
Inventories	746,282	728,834
Contract asset - costs and profits in excess of billings	215,684	142,643
Prepaid expenses and other assets	107,476	83,646
Refundable income taxes	—	8,815
Total current assets	1,850,074	1,712,763
Property, plant and equipment, net	596,850	598,605
Goodwill and other assets	1,174,805	1,135,881
	$3,621,729	$3,447,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$2,106	$4,884
Notes payable to banks	4,935	13,439
Accounts payable	376,508	347,841
Accrued expenses	261,900	253,330
Contract liability - billings in excess of costs and earnings	200,341	135,746
Income taxes payable	10,668	—
Dividend payable	11,733	10,616
Total current liabilities	868,191	765,856
Long-term debt, excluding current installments	935,129	947,072
Operating lease liabilities	156,860	147,759
Other long-term liabilities	88,798	172,965
Shareholders' equity	1,572,751	1,413,597
	$3,621,729	$3,447,249

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	39 Weeks Ended
	09/24/2022	09/25/2021
Cash flows from operating activities
Net Earnings	$213,043	$169,911
Depreciation and amortization	72,803	67,764
Contribution to defined benefit pension plan	(17,155)	(970)
Change in working capital	(96,995)	(183,030)
Other	12,030	8,154
Net cash flows from operating activities	183,726	61,829

Cash flows from investing activities
Purchase of property, plant, and equipment	(67,122)	(80,509)
Acquisitions	(39,287)	(312,500)
Other	(37)	3,546
Net cash flows from investing activities	(106,446)	(389,463)

Cash flows from financing activities
Proceeds from long-term borrowings	235,470	236,710
Principal payments on long-term borrowings	(251,155)	(66,128)
Net payments on short-term borrowings	(8,229)	(20,463)
Purchase of treasury shares	(20,491)	(24,101)
Purchase of noncontrolling interest	(7,338)	—
Dividends paid	(34,080)	(30,794)
Other	6,680	5,792
Net cash flows from financing activities	(79,143)	101,016
Effect of exchange rates on cash and cash equivalents	(9,148)	(4,313)
Net change in cash and cash equivalents	(11,011)	(230,931)
Cash and cash equivalents - beginning of year	177,232	400,726
Cash and cash equivalents - end of period	$166,221	$169,795

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

The non-GAAP tables below disclose the impact of intangible asset amortization (Prospera) and stock-based compensation recognized for the Prospera employees on fiscal 2022 and 2021 results. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. The non-GAAP tables below also disclose the impact of a write off a receivable following arbitration of a commercial transaction from 2014, acquisition diligence and restructuring expenses on segment operating income and net earnings as well as the impact of the U.K. tax rate change on net earnings (adjusts GAAP tax rate from 19.0% to 22.5%) on fiscal 2021 results. Amounts may be impacted by rounding. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings and operating income to be taken into consideration by management and investors with the related reported GAAP measures.

	Thirteen	Diluted	Thirty-nine	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	September 24, 2022	share	September 24, 2022	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$72,112	$3.34	$210,531	$9.77
Prospera intangible asset amortization	1,645	0.08	4,935	0.23
Stock-based compensation - Prospera	2,530	0.12	7,523	0.35
Total Adjustments, pre-tax[1]	4,175	0.19	12,458	0.58
Tax effect of adjustments[2]	(974)	(0.05)	(2,106)	(0.10)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$75,313	$3.49	$220,883	$10.25
Average shares outstanding (000’s) - Diluted		21,605		21,546

	Thirteen	Diluted	Thirty-nine	Diluted
	weeks ended	earnings per	weeks ended	earnings per
	September 25, 2021	share	September 25, 2021	share
Net earnings attributable to Valmont Industries, Inc. - as reported	$51,650	$2.40	$168,774	$7.86
Prospera intangible asset amortization	1,926	0.09	1,926	0.09
Stock-based compensation - Prospera	2,312	0.11	2,312	0.11
Write-off of a receivable, pre-tax	—	—	5,545	0.26
Acquisition diligence expense, pre-tax	—	—	1,120	0.05
Restructuring expense, pre-tax	—	—	1,560	0.07
Total Adjustments, pre-tax[1]	4,238	0.20	12,463	0.58
Change in U.K. statutory tax rate	—	—	(2,819)	(0.13)
Tax effect of adjustments[2]	(604)	(0.03)	(2,358)	(0.11)
Net earnings attributable to Valmont Industries, Inc. - Adjusted[1]	$55,284	$2.57	$176,060	$8.20
Average shares outstanding (000’s) - Diluted		21,552		21,483

1Earnings per share includes rounding

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

	Thirteen weeks ended September 24, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$93,572	$43,258	$(26,858)	$109,972
Stock-based compensation - Prospera	—	2,530	—	2,530
Prospera intangible asset amortization	—	1,645	—	1,645
Adjusted Operating Income	$93,572	$47,433	$(26,858)	$114,147
Net Sales - as reported	773,241	324,141	NM	1,097,382

Operating Income as a % of Net Sales	12.1%	13.3%	NM	10.0%
Adjusted Operating Income as a % of Net Sales	12.1%	14.6%	NM	10.4%

	Thirteen weeks ended September 25, 2021
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$71,422	$27,735	$(22,962)	$76,195
Prospera intangible asset amortization	—	1,926	—	1,926
Stock-based compensation - Prospera	—	2,312	—	2,312
Adjusted Operating Income	$71,422	$31,973	$(22,962)	$80,433
Net Sales - as reported	632,457	236,325	NM	868,782

Operating Income as a % of Net Sales	11.3%	11.7%	NM	8.8%
Adjusted Operating Income as a % of Net Sales	11.3%	13.5%	NM	9.3%

	Thirty-nine weeks ended September 24, 2022
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$255,722	$138,779	$(70,968)	$323,533
Stock-based compensation - Prospera	—	7,523	—	7,523
Prospera intangible asset amortization	—	4,935	—	4,935
Adjusted Operating Income	$255,722	$151,237	$(70,968)	$335,991
Net Sales - as reported	2,211,616	1,002,118	NM	3,213,734

Operating Income as a % of Net Sales	11.6%	13.8%	NM	10.1%
Adjusted Operating Income as a % of Net Sales	11.6%	15.1%	NM	10.5%

	Thirty-nine weeks ended September 25, 2021
Operating Income Reconciliation	Infrastructure	Agriculture	Corporate	Valmont
Operating income - as reported	$187,421	$108,467	$(59,857)	$236,031
Prospera intangible asset amortization	—	1,926	—	1,926
Stock-based compensation - Prospera	—	2,312	—	2,312
Write-off of a receivable, pre-tax	5,545	—	—	5,545
Acquisition diligence expense, pre-tax	—	—	1,120	1,120
Restructuring expense, pre-tax	650	910	—	1,560
Adjusted Operating Income	$193,616	$113,615	$(58,737)	$248,494
Net Sales - as reported	1,793,710	744,587	NM	2,538,297

Operating Income as a % of Net Sales	10.4%	14.6%	NM	9.3%
Adjusted Operating Income as a % of Net Sales	10.8%	15.3%	NM	9.8%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF FORECASTED GAAP AND ADJUSTED EARNINGS

(Dollars in thousands, except per share amounts)

The non-GAAP tables below disclose the impact on the range of estimated diluted earnings per share of the (1) amortization of the intangible asset (Prospera) and (2) stock-based compensation for Prospera employees. We believe the adjustments for Prospera allow for a better investor understanding of Agriculture segment performance related to traditional segment products. We believe it is useful when considering company performance for the non-GAAP adjusted net earnings to be taken into consideration by management and investors with the related reported GAAP measures.

Reconciliation of Range of Net Earnings - 2022 Guidance	Low End	High End	Adjustments
Estimated net earnings - GAAP	$279,500	$287,200
Prospera intangible asset (proprietary technology) amortization, pre-tax			6,700
Stock-based compensation - Prospera, pre-tax			10,000
Total pre-tax adjustments			16,700
Estimated tax benefit from above expenses*			(2,500)

Total Adjustments, after-tax			$14,200
Estimated net earnings - Adjusted	$293,700	$301,400
Diluted Earnings Per Share Range - GAAP	$12.95	$13.30
Diluted Earnings Per Share Range - Adjusted	$13.65	$14.00

* The tax effect of adjustments is calculated based on the estimated income tax rate in each applicable jurisdiction.

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